Exhibit 10.6

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

SHARED SERVICES AGREEMENT
(WLIB)

This SHARED SERVICES AGREEMENT (the “Agreement”), effective as of                  , 2019 (the “Effective Date”), is entered into by and between WBLS-WLIB LLC, an Indiana limited liability company (“Company”), and Mediaco Holdings Inc., an Indiana corporation (“Service Provider”).

RECITALS

WHEREAS, Service Provider is the prime tenant pursuant to that certain February 23, 1996 Lease (as amended, the “Prime Lease”) of certain real estate located on the 7th Floor of an office building located at 395 W. Hudson St., New York, New York (the “Space”), and Service Provider uses the Space for the business and operations of radio broadcast stations WQHT-FM, New York, NY (Facility ID No. 19615) and WBLS-FM, New York, NY (Facility ID No. 28203) (the “Service Provider Stations”);

WHEREAS, Company is the licensee of radio broadcast station WLIB-AM, New York, NY (Facility ID No. 28204)  (the “Station”);

WHEREAS, concurrently herewith Service Provider and an affiliate of Service Provider (as Licensee) and Company (as Programmer) are commencing a Local Programming and Marketing Agreement permitting Company to rebroadcast programming of the Station on WQHT-FM’s HD-2 channel (the “HD-2 LMA”); and

WHEREAS, Company desires to receive, and Service Provider is willing to provide, the Services (defined below), for the compensation, and otherwise on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

ARTICLE 1
SERVICES

1.1                               Provision of Services. During the term of this Agreement, Service Provider will allow Company, on the terms and conditions described herein, to use Service Provider’s facilities and equipment and to use Service Provider personnel, to assist Company in performing the Company’s obligations with respect to the ownership and operation of the Station consistent with past practices (the “Services”). All of the Services shall be for the sole use and benefit of Company.

1.2                               Termination of Services. Company may elect to terminate any or all of the Services at any time upon thirty (30) days’ written notice to Service Provider, provided that no such termination shall relieve Company of its obligation to pay all amounts owing hereunder in connection with the Services through the effective date of such termination, together with the amount of all third-party commitments or cancellation charges incurred by Service Provider in connection with such termination.

ARTICLE 2
COMPENSATION

2.1                               Compensation. Company will reimburse Service Provider for all out of pocket costs and expenses relating to, or incurred in connection with providing, the Services, including without limitation payments to third parties, purchase or leasing of equipment or supplies, rental value of equipment owned or leased by Service Provider, personnel, taxes, overhead, and management, but only to the extent that such costs and expenses are incremental to the costs and expenses Service Provider otherwise incurs in the operation of the Service Provider Stations, and provided further that Company shall separately engage or employ, and separately compensate, any employee of Service Provider who is providing services to the Station. Such compensation to Service Provider will be paid within [***] of invoice in immediately available funds, without offset, deduction, or counterclaim.

ARTICLE 3
REQUIRED CONSENTS

3.1                               Required Consents. Service Provider shall use commercially reasonable efforts to obtain any consents from third parties required to enable Service Provider to perform the Services (“Required Consents”), with all out-of-pocket expenses that may be associated with such efforts to be prepared by the Company. Company shall cooperate with Service Provider and provide Service Provider such assistance with regard to obtaining Required Consents as Service Provider may request. Notwithstanding anything in this Agreement to the contrary, if any third-party consent is required under an applicable agreement to permit shared use or sublicensing of an agreement pursuant hereto, then such use or sublicensing is subject to receipt of such consent. Neither party shall be obligated by this Agreement to pay any fee to any third party to obtain any Required Consent. If Service Provider is unable to obtain a Required Consent, Service Provider shall have no obligation hereunder to provide the applicable Services to which such Required Consent relates.

ARTICLE 4
CONFIDENTIALITY; INTELLECTUAL PROPERTY

4.1                               Confidentiality. Each party will hold the confidential information of the other in confidence, and will share such information only with such party’s employees, contractors, or agents on a need to know basis, and will not release or use such information to the detriment of the other party.

4.2                               Intellectual Property. Nothing in this Agreement shall be construed as an assignment or grant of any right, title or interest in any trademark, copyright, design, trade name, patent right or other intellectual property right.

ARTICLE 5
PERSONNEL

5.1                               Personnel. Each party’s Personnel will remain employees, contractors, agents or representatives, as applicable, solely of such party, and will be under the direction, control and supervision of such party.

ARTICLE 6
LIMITATION OF LIABILITY; INDEMNITY

6.1                               Limitation of Liability. Neither party shall be liable to the other for monetary damages for any losses, claims, damages, or liabilities arising from any act or omission taken or omitted hereunder to the extent such act or omission was taken in good faith, was not attributable to such party’s material breach of this Agreement, and did not constitute fraud, willful misconduct, or recklessness. Notwithstanding any other provision herein, in no event shall either party have any liability to the other hereunder for any lost profits or consequential, punitive, special or indirect damages in connection with the performance or nonperformance of this Agreement (whether resulting from negligence or otherwise). Other than indemnification for third party claims under Section 6.3 and claims of fraud, willful misconduct or recklessness, the maximum liability of Service Provider to Company in connection with this Agreement, shall be the sum of the costs of the Services paid by Company to Service Provider hereunder during the twelve months preceding the date on which the claim first arose.

6.2                               Disclaimer of Warranties. Notwithstanding any other provision herein, Service Provider makes no representation or warranty, express or implied, with respect to the Services or Service Provider personnel provided pursuant to this Agreement, all of which are expressly disclaimed and waived by Company.

6.3                               Indemnity. Company will defend, indemnify, and hold harmless Service Provider, Landlord under the Prime Lease, and their respective affiliates, partners, members, officers, directors, managers, employees, agents, contractors, licensees and invitees (“Indemnified Parties”) from and against all suits, claims, demands, liability, damages, costs, and expenses relating to third party claims of every kind and nature, including reasonable attorneys’ fees and expenses, arising out of or relating to breach or default by Company of this Agreement and the acts or omissions of Company’s Personnel.

ARTICLE 7
TERM AND TERMINATION

7.1                               Term. The term of this Agreement will commence on the Effective Date and will continue until the first to occur of: (a) August 14, 2023, (b) the termination of the Prime Lease, unless sooner terminated in accordance with the terms hereof, and (c) the Company’s election to terminate (the “Term”).

7.2                               Termination for Breach. Each party will have the right to terminate this Agreement in whole or in part by giving to the other party written notice of termination if (i) the other party fails to make any payment due under this Agreement or perform any of the other obligations imposed upon it in any material respect under this Agreement, (ii) the non-breaching party sends the breaching party written notice of such failure, (iii) with respect to a monetary failure, Company does not cure the failure within [***] following the date of notice, but no more than two such cure periods shall be permitted, and (iv) with respect to a non-monetary failure, the breaching party does not cure the failure within [***] following the date of notice.

7.3                               Effect of Termination.

(a)                                 Upon termination or expiration of this Agreement or a Service, Service Provider and Company shall promptly return to each other any of the other party’s equipment and materials containing the other party’s confidential information that are in the first party’s possession or control and that are not required for use in connection with any non-terminated Services. No termination shall relieve a party of liability for failure to comply with this Agreement prior to termination.

(b)                                 If a portion of the use of Services provided by this Agreement is terminated pursuant to the terms of this Agreement, then (i) the Company shall be obligated to pay within five (5) business days after termination of this Agreement with respect to such use or Service all fees and expense reimbursements owing for the Services and otherwise hereunder through the effective date of such termination, together with the amount of all third-party commitments or cancellation charges incurred in connection with such termination, and (ii) such partial termination shall not affect the other terms and conditions of this Agreement with respect to any other Service then being provided pursuant to this Agreement, except in the case of a termination for breach pursuant to Section 7.2.

7.4                               Survival. The following provisions of this Agreement will survive the termination or expiration of this Agreement: Sections 4, 6, 7, and 8.2.

7.5                               Force Majeure. Neither party shall be liable for any default or delay in the performance of its non-monetary obligations under this Agreement if, and to the extent that, the default or delay is caused, directly or indirectly, by a Force Majeure Event. “Force Majeure Event” means an event such as a fire, flood, earthquake, war, act of terrorism, labor disputes, government or court action, failure of facilities, or act of God, with respect to which the non-performing party is without fault and the default or delay results from causes beyond such party’s reasonable control.

ARTICLE 8
ACCESS TO SPACE

8.1                               Company Personnel Access. During the Term, Company personnel may have access to such portions of the Space as Service Provider shall from time to time designate in accordance with past practices for the purpose of producing programming for the Station, transmitting the Station’s programming to Company’s transmission tower site, Company work relating to such programming and transmitting, and for such other purposes as are mutually agreed by Company and Service Provider. No consideration shall be due for such use of the Space beyond the consideration otherwise due under this Agreement. Company shall not make any alterations to the Space without the advance written consent of Service Provider, which may be granted or withheld in Service Provider’s sole discretion. Only those employees, agents, and invitees of Company who have been approved by Service Provider in writing in advance will be permitted into the Space (the “Company Personnel”). Company and Company Personnel shall comply with all rules, regulations, and procedures established by Service Provider and/or the Prime Landlord, as in effect from time to time.

8.2                               Subordination to and Compliance with Prime Lease. This Agreement is expressly subordinate to the Prime Lease and, in the event that provision of the Services shall conflict in any respect with the Prime Lease, the Prime Lease shall control and this Agreement shall be deemed modified to eliminate such conflict. Company will keep, observe, and perform every term, provision, covenant, and condition required pursuant to the Prime Lease, all of which are incorporated herein by reference, to the extent relating to Company’s use of any part of the Space, and will not do or permit anything to be done that could constitute a default under the Prime Lease. Service Provider will have the same rights and remedies with respect to a breach of hereof or of the Prime Lease as the Landlord thereunder would have as against Service Provider, and Service Provider will have, with respect to Company, all of the rights as the Landlord under the Prime Lease would have. Service Provider will not be responsible for any breach of the Prime Lease by the Landlord under the Prime Lease.

8.3                               Insurance. Company will procure and maintain the following policies of insurance during the Term, each naming Service Provider as an additional insured: (a) Statutory Workers’ Compensation including $[***] Employers’ Liability; (b) Commercial General Liability including personal injury with limits not less than $[***] per occurrence; and (c) fire and extended coverage insurance on its property in the Space. Company will provide [***] written notification of any cancellation or expiration of any such policy, and will provide certificates of such policies to Service Provider upon request.

ARTICLE 9
MISCELLANEOUS

9.1                               Relationship of the Parties. Each party will be deemed to be an independent contractor and not an agent, joint venturer or representative of the other party. Neither party will have the right to create any obligations or responsibilities on behalf of or in the name of the other party. Neither party will hold itself out as a partner, employee, franchisee, representative, servant or agent of the other party.

9.2                               Waiver. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

9.3                               Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when delivered by telecopy (with respect to this clause (iv), solely if receipt is confirmed), addressed as follows:

If to Company:

c/o Emmis Radio, LLC
One Emmis Plaza
40 Monument Circle
Suite 700
Indianapolis, Indiana 46204
Attn: Legal Department
Tel: (317) 684-6565
Facsimile: (317) 684-5583

With a copy (which shall not constitute notice) to:

Edinger Associates PLLC
1725 I Street, NW, Suite 300
Washington, DC 20006
Attn: Brook Edinger
Tel: (202) 747-1693
Facsimile: (202) 747-1691

If to Service Provider:

Mediaco Holdings Inc.
C/O SG Broadcasting LLC
767 Fifth Ave, 12th Floor
New York, NY 10153
Attention: Gail Steiner, General Counsel
Tel:
Facsimile:

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Justin W. Chairman
Tel: (215) 963-5061
Facsimile: (215) 963-5001

or to such other address or addresses as the parties may from time to time designate in writing.

9.4                               Assignment. No party shall assign this Agreement or any part thereof without the prior written consent of the other party, which shall not be unreasonably withheld. No assignment shall relieve a party of any obligations or liabilities under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding anything herein to the contrary, (a) Service Provider may assign this Agreement to any entity that is the successor Tenant under the Prime Lease, provided that such assignee agrees to assume all of the rights and obligations of Service Provider hereunder, and, in the event of such an assignment by Service Provider, Service Provider shall be released from all obligations hereunder from and after the effective date of such assignment, and (b) Company may assign this Agreement to any entity that is the successor FCC licensee of the Station, and, in the event of such an assignment by Company, Company shall be released from all obligations hereunder from and after the effective date of such assignment.

9.5                               Rights of Third parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

9.6                               Expenses. Except as otherwise provided herein, each party shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants. No party may make any offset against amounts due to any other party pursuant to this Agreement.

9.7                               Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

9.8                               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9                               Entire Agreement. This Agreement (together with the Schedules hereto) constitutes the entire agreement among the parties relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into in respect of the subject matter hereof.

9.10                        Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

9.11                        Severability. If any provision of this Agreement is held invalid or unenforceable by the Federal Communications Commission or any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties to the fullest extent possible.

9.12                        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)                                 Each of the Service Provider, on the one hand, and Company, on the other hand, agrees that any dispute, controversy or claim arising out of or relating to this Agreement or the transaction contemplated thereby shall be resolved only in the Courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the Service Provider, Company, by this Agreement irrevocably and unconditionally:

(i)                                     submits for itself and its property in any Action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York and appellate courts having jurisdiction of appeals from any of the foregoing and agrees that all claims in respect of any such Action shall be heard and determined in such New York State court or, to the extent permitted by Law, in such federal court;

(ii)                                  consents that any such Action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)                               agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 9.3; and

(iv)                              agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

(b)                                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.13                        Compliance with Communications Act. The transactions contemplated by this Agreement are intended to comply with the Communications Act of 1934, as amended, and the rules of the Federal Communications Commission. Such transactions will not be deemed to constitute “joint sales,” “time brokerage,” or “local marketing” arrangements, and this Agreement will not give Service Provider any rights to control the policies, finances, operations, management or programming of the Company station.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO SHARED SERVICES AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Shared Services Agreement to be duly executed as of the date first written above.

SERVICE PROVIDER:	MEDIACO HOLDINGS INC.

By:
Name:
Title:

COMPANY:	WBLS-WLIB LLC

By:
Name:
Title: